                                                                   EXHIBIT 4.11


                              AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

                          dated as of December 13, 1999

                                      among

                          CLASSIC COMMUNICATIONS, INC.,

                               BRERA CLASSIC, LLC,

                                       and

                      the additional parties named herein.

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----


1.       Definitions................................................................................2

2.       Election of Directors and Related Matters..................................................4
         2.1      Board Voting......................................................................4
         2.2      Chairmen..........................................................................6
         2.3      Removal...........................................................................6
         2.4      Vacancy...........................................................................6
         2.5      Independence......................................................................6
         2.6      Preferred Stock...................................................................6
         2.7      Termination of Rights.............................................................6
         2.8      Observer Rights...................................................................7
         2.9      Term..............................................................................7
         2.10     Star Cable Associates.............................................................7
         2.11     Transaction Fees..................................................................7

3.       Miscellaneous..............................................................................7
         3.1      Confidentiality...................................................................7
         3.2      Successors and Assigns............................................................8
         3.3      Specific Performance..............................................................8
         3.4      Entire Agreement; Amendment.......................................................9
         3.5      Expenses and Attorneys' Fees......................................................9
         3.6      Notices...........................................................................9
         3.7      Severability.....................................................................10
         3.8      Headings.........................................................................11
         3.9      Counterparts.....................................................................11
         3.10     Representations and Warranties...................................................11
         3.11     Governing Law....................................................................11
         3.12     Consent to Jurisdiction and Service of Process;
                    Appointment of Agent for Service of Process....................................11
         3.13     Waiver of Jury Trial.............................................................12

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


                  THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of December 13, 1999, is by and among Classic Communications, Inc., a Delaware corporation (the "Company"), Brera Classic, LLC, a Delaware limited liability company (together with its Permitted Transferees (as defined herein) "Brera"), J. Merritt Belisle (together with his Permitted Transferees, "Belisle"), Steven E. Seach (together with his Permitted Transferees, "Seach") and Bryan D. Noteboom (together with his Permitted Transferees, "Noteboom") (Belisle, Seach and Noteboom are collectively known as "Management Stockholders" and individually as a "Management Stockholder"), BT Capital Partners, Inc., a Delaware corporation ("BT Capital"), UnionBanCal Venture Corporation, a Delaware corporation ("Union Bancal"), The Chase Manhattan Bank, N.A. ("Chase"), Austin Ventures, L.P., a Delaware limited partnership ("Austin"), Austin Ventures III-A, L.P., a Delaware limited partnership ("Austin III-A"), Austin Ventures III-B, L.P., a Delaware limited partnership ("Austin III-B") (Austin, Austin III-A, and Austin III-B are collectively referred to as "Austin Ventures"), Texas Growth Fund, a trust fund created by the Constitution of the State of Texas ("Growth Fund"), BA Capital Company, L.P., successor in interest to NationsBanc Capital Corp., a Texas Corporation ("BA Capital"), and the other signatories hereto (Austin, Austin III-A, Austin III-B, Union Bancal, Chase, Growth Fund, BT Capital, BA Capital and the other signatories hereto and their Permitted Transferees are collectively referred to as the "Investors" and individually as an "Investor").

                  WHEREAS, the parties to this Agreement hold Common Stock of the Company and warrants to purchase Common Stock;

                  WHEREAS, the parties to this Agreement are parties to the Stockholders' Agreement, dated as of July 28, 1999 (the "Original Stockholders' Agreement"); WHEREAS, the Company is in the process of conducting an Initial Public Offering of its Class A Voting Common Stock; and

                  WHEREAS, the parties to this Agreement wish to amend and restate in full the Original Stockholders' Agreement, effective as of the closing of the Initial Public Offering, (the "Closing") in light of the Company's status as a public


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

company following the IPO and the requirements of the Nasdaq National Market relating to independent directors.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:


                                    AGREEMENT

1.       Definitions

                  When used in this Agreement, the following terms shall have the meanings specified:

                  1.1 "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of power to direct the management and policies of that Person, whether through voting power, by contract or otherwise.

                  1.2 "Agreement" has the meaning set forth in the preamble hereto.

                  1.3 "Belisle" means J. Merritt Belisle.

                  1.4 "Board" means the Board of Directors of the Company.

                  1.5 "Brera" means, collectively, Brera Classic, LLC, a Delaware limited liability company and its Permitted Transferees.

                  1.6 "Brera Director" has the meaning set forth in Section 2.1(a)(i).

                  1.7 "Bylaws" means the Bylaws of the Company, as amended or restated from time to time.

                  1.8 "Certificate of Incorporation" means the Company's Amended and Restated Certificate of Incorporation, as amended or restated from time to time.

                  1.9 "Class I Director" has the meaning set forth in Section 2.1(b)(i).

                  1.10 "Class II Director" has the meaning set forth in Section 2.1(b)(ii).

                  1.11 "Class III Director" has the meaning set forth in Section 2.1(b)(iii).

                  1.12 "Closing" has the meaning set forth in the recitals hereto.

                  1.13 "Common Stock" means the Voting Common Stock and Nonvoting Common Stock, par value $0.01 per share, of the Company.

                  1.14 "Company" means Classic Communications, Inc., a Delaware corporation, and its successors and assigns.

                  1.15 "Current Investor Director" means Jeff Garvey for so long as he serves as a director of the Company pursuant to Section 2.1 or his replacement selected pursuant to Section 2.4.

                  1.16 "Equity Securities" means any class of capital stock of the Company and all securities convertible into or rights to purchase capital stock of the Company, if any, including any warrants and options and any and all other equity securities of the Company or securities convertible into or exchangeable for such securities or issued as a distribution with respect to or in exchange for such securities.

                  1.17 "Fully Diluted Basis" means all outstanding shares of Equity Securities plus all shares of Equity Securities issuable upon the conversion of any other securities of the Company (including the exercise of any warrants) in each case without regard to the voting rights attached to such shares.

                  1.18 "GAAP" means United States generally accepted accounting principles, consistently applied.

                  1.19 "Initial Public Offering" means a registered offering of Common Stock that results in net proceeds to the Company of at least $100 million and listing of the Common Stock on a national securities exchange or the Nasdaq National Market.

                  1.20 "Investor Director" has the meaning set forth in Section 2.1(a)(ii).

                  1.21 "Investor Majority" means the holders of a majority of Equity Securities held by the Investors.

                  1.22 "Management Stockholder" or "Management Stockholders" has the meaning set forth in the preamble hereto.

                  1.23 "Permitted Transferee" or Permitted Transferees has the meaning set forth in the Certificate of Incorporation.

                  1.24 "Person" means any natural person, corporation, firm, joint venture, limited liability company, partnership, trust, unincorporated organization, government or any department or agency of government or any other entity.

                  1.25 "Seach" means Steven E. Seach.

                  1.26 "Securities Act" means the Securities Act of 1933, as amended.

                  1.27 "Stockholder" or "Stockholders" means, collectively, Brera, the Management Stockholders and the Investors.

2.       Election of Directors and Related Matters.

                  2.1 Board Voting. Until such time as the Stockholders together own less than 30% of the outstanding Common Stock on a Fully Diluted Basis (the "Expiration Date"), the Company and each Stockholder agrees to take any and all action necessary, including, without limitation, the voting of all of its Common Stock, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies in directorships on the Board, the waiving of notice, the attendance of meetings and the amendment of the Certificate of Incorporation or the Bylaws, so as to:

                  (a) cause the Board to consist of up to eleven (11) directors composed of the following Persons:

                                   (i)  up to six (6) Persons designated by
         Brera (the "Brera Directors");

                                  (ii)  the chief executive officer of the
         Company, initially Belisle for so long as he is employed by the Company, and two other individuals selected by the Investor Majority, provided that Seach shall hold one board seat, for so long as he is employed by the Company, and the Current Investor Director shall hold the other board seat until the Investor Majority decides otherwise (the "Investor Directors"); and

                                 (iii)  two (2) Independent Directors (as
         defined pursuant to Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. or any successor provision thereto, the "Independent Directors"), which shall be designated by a majority vote of the Board.

                  (b) cause the Board to be divided into three classes as follows:

                                   (i)  one class (the "Class I Directors") to
         consist of up to two (2) Brera Directors and one (1) Investor Director to serve until the first annual meeting of the Company following the Closing and thereafter for additional terms of three years;

                                  (ii)  one class (the "Class II Directors") to
         consist of up to two (2) Brera Directors, one (1) Investor Director and one (1) Independent Director to serve until the second annual meeting of the Company following the Closing and thereafter for additional terms of three years; and

                                 (iii) one class (the "Class III Directors") to consist of up to two (2) Brera Directors, one (1) Investor Director and one (1) Independent Director, to serve until the third annual meeting of the Company following the Closing and thereafter for additional terms of three years.

                  2.2 Chairmen. Brera will designate the chairman of the Board and the chairman of each committee of the Board.

                  2.3 Removal. Unless required for the due exercise of their fiduciary duties, the Stockholders will not take any action to remove any director designated pursuant to this Section 2 without the prior written consent of the Person who or which designated that director.

                  2.4 Vacancy. If any Brera Director or Investor Director (other than the chief executive officer) ceases to serve as a member of the Board during such representative's term of office, the resulting vacancy on the Board shall be designated only by Brera or the Investor Majority, as the case may be, but only upon such written direction and under no other circumstances. If Belisle or Seach is terminated or otherwise ceases to be the chief executive officer or chief financial officer, respectively, of the Company (whether by death, disability or otherwise), then such person shall be deemed to have resigned from the Board and (a) in the case of Belisle, he will be replaced by the new chief executive officer of the Company and (b) in the case of Seach, he will be replaced by a director designated by the Investors consistent with the terms and provisions of this Section 2.

                  2.5 Independence. Nothing contained in this Agreement shall have the effect of causing any Brera Director, Investor Director or Independent Director to be deemed to be the deputy of or otherwise required to discharge his or her duties on the Board under the direction of, or with special attention to the interests of, the person designating such Person to serve on the Board.

                  2.6 Preferred Stock. Nothing in this Agreement is intended to affect the right, if any, of holders of preferred stock of the Company, voting as a class, to elect additional directors to the Board as contained in the certificate of designations with respect to such preferred stock.

                  2.7 Termination of Rights. If at any time any of the Investors or Brera shall cease to own at least 2% of the outstanding Common Stock on a Fully Diluted Basis, then Brera or such Investor, as the case may be, shall no longer be entitled to participate in the designation of any member of the Board, but shall be required to comply with this Agreement for so long as it holds at least 1% of the outstanding Common Stock on a Fully Diluted Basis; provided that if at any time the Investors as a group shall cease to own at least 4% of the outstanding Common Stock on a Fully Diluted Basis, then the Investors as a group shall no longer be entitled to participate in the designation of any member of the Board.

                  2.8 Observer Rights. Each of Austin, Growth Fund, BT Capital and BA Capital will have, so long as each remains party to this Agreement and retains, together with its Affiliates, at least 2.5% of the Common Stock, the rights to (a) receive notices of Board meetings along with the directors and (b) send one representative to observe Board meetings, provided that the representative will not have any right to vote at, participate in or disrupt the meeting, and provided further that by sending a representative to a meeting, the Stockholder agrees to be bound by all confidentiality and fiduciary duties that apply to directors at such meetings. The Company will pay the reasonable out-of-pocket expenses incurred in sending such an observer.

                  2.9 Term. The term of this Agreement shall become effective and commence upon the Closing and terminate upon the Expiration Date.

                  2.10 Star Cable Associates. The parties to this Agreement hereby agree that, upon (a) the execution by Star Cable Associates ("Star") of a consent and joinder agreement pursuant to which Star agrees to be bound by all of the provisions of this Agreement, and (b) the completion of the acquisition of substantially all the assets of Star by Universal Cable Holdings, Inc. ("Universal") pursuant to the Asset Purchase Agreement, dated as of October 14, 1999, by and between Universal and Star, then, at the Company's discretion, Star shall be bound by and entitled to the benefits of this Agreement as though it were an original party hereto as a "Stockholder," and all references to "Stockholder" herein shall be deemed to include Star.

                  2.11 Transaction Fees. Brera agrees that, so long as the Investors as a group own at least 2% of the outstanding Common Stock on a Fully Diluted Basis, then any transaction fee payable by the Company to Brera that exceeds 1% of the transaction value for any such transaction must be approved by a majority of the directors excluding the Brera Directors and the directors of the Company who are officers of the Company.

3.       Miscellaneous.

                  3.1 Confidentiality. Each party to this Agreement agrees to use the same degree of care to keep confidential any information from time to time supplied to it by or on behalf of the Company which the Company or the Person acting on its behalf designates in writing at the time of its delivery to be treated as confidential or actually known by the receiver to be confidential information as such party uses to keep confidential its own information of a similar character; provided, however, that the foregoing provisions of this
Section 3.1 shall not apply:

                  (a) to any information which is or becomes public knowledge other than by reason of any breach by such party of this Section 3.1 or is or becomes available to such party on a nonconfidential basis from a source that such party reasonably believes may disclose such information without violating a confidentiality obligation to the Company;

                  (b) to the extent a party is required to disclose the information in question pursuant to any law, statute, rule or regulation or any order of any court or judicial process or pursuant to any direction, request or requirement of any self-regulating organization or any governmental, fiscal, monetary or other authority;

                  (c) to the extent that a party is reasonably required to disclose the information in question for the protection or enforcement of any of such party's rights or interests against the Company (provided that each party hereby agrees that it will use reasonable efforts promptly to notify the Company of any request for information to which this clause (c) applies); or

                  (d) to the prospective transferee in connection with any contemplated Transfer of any of the shares of Common Stock by such party, provided such transferee agrees to maintain confidentiality of such information consistent with the provisions of this Section 3.1.

                  3.2 Successors and Assigns. This Agreement shall not be assignable by any Stockholder to any Person other than the Permitted Transferees.

                  3.3 Specific Performance. Without limiting the rights of each party to this Agreement to pursue all other legal and equitable rights available to such party for any other party's failure to perform its obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

                  3.4 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supercedes the Original Stockholders' Agreement. This Agreement may be amended, and the performance of any provision hereof may be waived, only by the written agreement of each Stockholder holding at least 5% of the Equity Securities on a Fully Diluted Basis.

                  3.5 Expenses and Attorneys' Fees. Except as specifically provided in this Agreement, the Company shall pay all reasonable fees and expenses incurred by the Stockholders, including the reasonable fees of their respective counsel, in connection with the preparation, issuance, maintenance, reissuance and amendment of this Agreement and the consummation of the transactions contemplated by this Agreement and the protection or enforcement of the Stockholders' rights under this Agreement.

                  3.6 Notices. Any notice provided for in this Agreement must be in writing and must be either (a) personally delivered, (b) sent by a recognized overnight courier service, to the recipient at the address below indicated or
(c) by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (a) or (b) above:

To the Company:            Classic Communications, Inc.
                           515 Congress Avenue
                           Austin, TX  78701
                           Attention:  J. Merritt Belisle
                           Fax: (512) 476-5204

With a copy to:            Skadden, Arps, Slate, Meagher & Flom (Illinois)
                           333 West Wacker Drive, Suite 2300
                           Chicago, IL  60606
                           Attention:  Peter C. Krupp, Esq.
                           Fax:  (312) 407-0411

With a copy to:            Winstead Sechrest & Minick P.C.
                           100 Congress Avenue, Suite 800
                           Austin, Texas  78701
                           Attention:  Tim Young
                           Fax:  (512) 370-2850

To Brera:                  Brera Classic, LLC
                           c/o Brera Capital Partners, LLC
                           712 Fifth Avenue
                           34th Floor
                           New York, NY  10019
                           Attention:  Lisa Hook
                           Fax:  (212) 835-1399

With a copy to:            Skadden, Arps, Slate, Meagher & Flom (Illinois)
                           333 West Wacker Drive, Suite 2300
                           Chicago, IL  60606
                           Attention:  Peter C. Krupp, Esq.
                           Fax:  (312) 407-0411

To Stockholders:           at the addresses listed on the signature pages
                           attached hereto.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered, (y) one (1) day after the date such notice is delivered to the overnight courier service if sent by overnight courier or
(z) with respect to facsimiles, on the earlier of one (1) day after the date such facsimile is delivered to the overnight courier for confirmation or confirmation by telephone to the number designated herein; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next business day.

                  3.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.



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

                  3.8 Headings. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

                  3.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

                  3.10 Representations and Warranties. Each party to this Agreement represents and warrants to each other party to this Agreement that (i) all action on the part of such party necessary for the authorization, execution, delivery and performance of this Agreement has been taken and (ii) this Agreement is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                  3.11 Governing Law. All questions concerning the validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State, without regard to the principles of conflicts of laws except to the extent necessary to permit this Agreement to be governed by New York law as set forth above.

                  3.12 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY NEW YORK STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY BUSINESS OR OTHER DISPUTES BETWEEN THE PARTIES (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY

SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  3.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND

REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

ACCORDINGLY, EACH PARTY ACKNOWLEDGES THAT IT HAS WAIVED ITS RIGHT TO SUE OR BE SUED IN TEXAS AND TO A JURY TRIAL. EACH PARTY HAS DISCUSSED THIS AGREEMENT WITH ITS COUNSEL AND AGREES TO BE BOUND BY ITS TERMS.

                  IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement as of the day and year first above written.

                                 CLASSIC COMMUNICATIONS, INC.


                                 By:  /s/ J. Merritt Belisle
                                      ------------------------------------------
                                      Name: J. Merritt Belisle
                                      Title:  Chief Executive Officer



                                 BRERA CLASSIC, LLC


                                 By:  /s/ Lisa A. Hook
                                      ------------------------------------------
                                      Name: Lisa A. Hook
                                      Title:  Authorized Signatory


                                 AUSTIN VENTURES, L.P.
                                 By:  AV PARTNERS, L.P.


                                 By:  /s/ Jeffery C. Garvey
                                      ------------------------------------------
                                      Name: Jeffery C. Garvey
                                      Title:  General Partner


                                 AUSTIN VENTURES III-A, L.P.
                                 By: AV PARTNERS III, L.P.


                                 By:  /s/ Jeffery C. Garvey
                                      ------------------------------------------
                                      Name: Jeffery C. Garvey
                                      Title:  General Partner

                                 AUSTIN VENTURES III-B, L.P.


                                 By:  AV PARTNERS III, L.P.


                                 By:  /s/ Jeffery C. Garvey
                                      ------------------------------------------
                                      Name: Jeffery C. Garvey
                                      Title:  General Partner


                                 BA CAPITAL COMPANY, L.P.


                                 By:  BA SBIC MANAGEMENT, LLC
                                      Its General Partner

                                 By:  BA EQUITY MANAGEMENT, L.P.,
                                      Its sole member

                                 By:  BA EQUITY MANAGEMENT, GP, LLC
                                      Its General Partner


                                 By:  /s/ Robert H. Sheridan, III
                                      ------------------------------------------
                                      Name: Robert H. Sheridan, III
                                      Title:  Managing Director


                                 THE BOARD OF TRUSTEES OF THE
                                 TEXAS GROWTH FUND, AS TRUSTEE FOR
                                 THE TEXAS GROWTH FUND - 1991 TRUST

                                 By:  TGF Management Corp. as Executive
                                      Director

                                 By:  /s/ James J. Kozlowski
                                      ------------------------------------------
                                      Name:     James J. Kozlowski
                                      Title:    President

                                 BT CAPITAL PARTNERS, INC.


                                 By:  /s/ Heide Silverstein
                                      ------------------------------------------
                                      Name: Heide Silverstein
                                      Title:   Director


                                 UNIONBANCAL VENTURE CORPORATION


                                 By:  /s/ Kevin Sampson
                                      ------------------------------------------
                                      Name:     Kevin Sampson
                                      Title:    Vice President


                                 THE CHASE MANHATTAN BANK, N.A.


                                 By:  /s/ Edmond DeForest
                                      ------------------------------------------
                                      Name:     Edmond DeForest
                                      Title:    Vice President


                                 J. MERRITT BELISLE

                                 By:  /s/ J. Merritt Belisle
                                      ------------------------------------------


                                 STEVEN E. SEACH

                                 By:  /s/ Steven E. Seach
                                      ------------------------------------------


                                 BRYAN D. NOTEBOOM

                                 By:  /s/ Bryan D. Noteboom
                                      ------------------------------------------

                                 CIBC CAPITAL CORP.


                                 By:  /s/ Mark A. O'Connor
                                      ------------------------------------------
                                      Name:     Mark A. O'Connor
                                      Title:    Executive Director


                                 SENIOR DEBT PORTFOLIO

                                 By:  Boston Management and Research as
                                      Investment Advisor


                                 By:  /s/ Payson F. Swaffield
                                      ------------------------------------------
                                      Name:     Payson F. Swaffield
                                      Title:    Vice President


                                 MERRILL LYNCH SENIOR FLOATING RATE
                                 FUND, INC.


                                 By:  /s/ Joseph Matteo
                                      ------------------------------------------
                                      Name:     Joseph Matteo
                                      Title:    Authorized Signatory


                                 VAN KAMPEN PRIME RATE INCOME
                                 TRUST


                                 By:  Van Kampen Investment Advisory Corp.


                                 By:  /s/ Darvin D. Pierce
                                      ------------------------------------------
                                      Name:     Darvin D. Pierce
                                      Title:    Vice President

                                 MARK LIVINGSTON


                                 By:  /s/ Mark Livingston
                                      ------------------------------------------


                                 COOPERATIEVE CENTRALE
                                 RAIFFEISEN-BOERENLEEN BANK B.A.
                                 (Rabobank Nederland) New York Branch


                                 By:  /s/ Hans F. Breukhoven
                                      ------------------------------------------
                                      Name:     Hans F. Breukhoven
                                      Title:    Vice President


                                 FLEET NATIONAL BANK


                                 By:  /s/ Richard E. Anderson
                                      ------------------------------------------
                                      Name:     Richard E. Anderson
                                      Title:    Senior Vice President


                                 UNION BANK


                                 By:  /s/ Peter C. Connoy
                                      ------------------------------------------
                                      Name:     Peter C. Connoy
                                      Title:    Vice President